EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2007, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in JPMorgan Chase & Co.’s Current Report on Form 8-K dated May 10, 2007.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York

August 3, 2007